UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):              November 21, 2023

J. W. Mays, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-3647	11-1059070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9 Bond Street. Brooklyn, New York	11201-5805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code       (718) 624-7400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Report Contains 3 Pages.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders was held on November 21, 2023.
(b)	The shareholders elected all of the Company’s nominees for directors and ratified the appointment of Prager Metis CPA’s, LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2023.
A.	Fixing Number of Directors at seven:

	For:	1,277,851
	Against:	54,049
	Abstain:	71
	Non-Votes	87,975

B.	Election of Directors:

	Name	Shares For	Shares Withheld	Non-Votes
	Jennifer L. Caruso	1,277,525	54,446	87,975
	Robert L. Ecker	1,277,525	54,446	87,975
	Mark S. Greenblatt	1,277,525	54,446	87,975
	Steven Gurney-Goldman	1,277,550	54,421	87,975
	John J. Pearl	1,277,526	54,445	87,975
	Dean L. Ryder	1,275,099	56,872	87,975
	Lloyd J. Shulman	1,277,524	54,447	87,975

C.	Ratification of Prager Metis CPA’s, LLP:

	For:	1,365,531
	Against:	54,414
	Abstain:	1
	Non-Votes	0

D.	Advisory Vote of Resolution Approving Compensation of Named Executive Officers:

	For:	1,277,272
	Against:	54,688
	Abstain:	11
	Non-Votes	87,975

E.	Advisory Vote of Proposal on Frequency of Future Executive Compensation Advisory Votes:

	Choice 1 - Every One Year:	1,267,787
	Choice 2 - Every Two Years:	530
	Choice 3 - Every Three Years	9,637
	Abstain:	54,017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.W. MAYS, INC.
(Registrant)

Dated: November 22, 2023	By:	Mark Greenblatt
Mark Greenblatt
Vice President,
Chief Financial Officer and Treasurer, Director